Exhibit 99.1

Bruker Corporation Reports Financial Results for the Fourth Quarter and Full Year 2010

BILLERICA, Mass., February 23, 2011 (BUSINESS WIRE) —  Bruker Corporation (NASDAQ: BRKR) today reported financial results for the fourth quarter and year ended December 31, 2010.

Fourth Quarter and Full Year 2010 Highlights

•                  Fourth quarter Bruker currency-adjusted revenue grew by 17% year-over year to $416.1 million

•                  Fourth quarter adjusted operating margin for the Bruker Scientific Instruments (BSI) segment was 16.8%

•                  Fourth quarter adjusted EPS for BSI was $0.28 (above our October 2010 guidance of greater than $0.21)

•                  Closed acquisition of new Bruker Nano Surfaces (BNS) division from Veeco in the fourth quarter: BNS is forecasted to contribute revenue greater than $130 million and adjusted operating margin greater than 15% in 2011.

•                  Full year Bruker currency-adjusted revenue grew by 18% to $1.305 billion (exceeding our 2010 goal of currency-adjusted revenue growth greater than 5%)

•                  Full year BSI adjusted operating margin was 14.8%, an increase of 190 basis points compared to 2009 BSI adjusted operating margin of 12.9% (exceeding our 2010 goal of BSI adjusted operating margin expansion by greater than 125 basis points)

•                  Full year adjusted EPS for BSI was $0.76, an increase of 49% over 2009 BSI adjusted EPS of $0.51 (exceeding our 2010 goal to grow BSI EPS by greater than 15%)

•                  Full year currency-adjusted Bruker Energy & Supercon Technologies (BEST) segment revenue grew 59% (exceeding our 2010 goal of greater than 25% BEST revenue growth)

•                  Full year BEST adjusted operating loss was $2.3 million (better than our goal of 2010 BEST operating loss of $7-8 million)

•                  For the full year 2010, BEST achieved approximately EBITDA break-even

•                  Full year Bruker operating cash flow was $156.1 million, and free cash flow was $124.2 million

•                  Full year BSI Return on Invested Capital (RoIC) was 32.6% (defined below in section ‘Use of Non-GAAP Measures’)

Financial Results

In the fourth quarter of 2010, Bruker’s GAAP revenue increased by 13% to $416.1 million, compared to revenue of $366.4 million in the fourth quarter of 2009.  Excluding the effects of foreign currency translation, Bruker’s fourth quarter revenue increased by 17% year-over-year.  In the fourth quarter of 2010, currency-adjusted revenue increased by 15% year-over-year for the BSI segment, and by 33% for the BEST segment.

Adjusted Bruker net income for the fourth quarter of 2010 was $45.3 million, or $0.27 per diluted share, compared to adjusted net income of $40.2 million, or $0.24 per diluted share, in the fourth quarter of 2009.  In the fourth quarter of 2010, BSI contributed adjusted EPS of $0.28, and BEST had a net loss per share of ($0.01).

For the year 2010, Bruker’s GAAP revenue increased by 17% to $1.305 billion, compared to revenue of $1.115 billion for the year 2009.  Excluding the effects of foreign currency translation, Bruker’s full year 2010 revenue increased by 18% year-over-year.  For the year 2010, currency-adjusted revenue increased by 16% year-over-year for BSI, and by 59% for BEST.

Adjusted operating income for BSI in 2010 was $181.8 million, or 14.8% of revenue, compared to $136.6 million, or 12.9% of revenue in 2009.  For the year 2010, BEST adjusted operating loss was $2.3 million, compared to an adjusted operating loss of $5.7 million in 2009.

Bruker’s adjusted net income for the year 2010 was $118.7 million, or $0.72 per diluted share, compared to adjusted net income of $78.5 million, or $0.47 per diluted share, for the year 2009, an increase of 53%.  For the full year 2010, BSI contributed adjusted earnings of $0.76 per diluted share, compared to $0.51 in 2009.  For each of the years 2010 and 2009, BEST contributed an adjusted net loss of ($0.04) per diluted share.

Bruker’s cash flow from operations for the full year 2010 was $156.1 million, compared to $149.8 million in 2009.  As of December 31, 2010, Bruker had cash, cash equivalents and restricted cash of $233.3 million and net debt of $67.7 million.

Comment and Outlook

“Bruker celebrated its 50th anniversary in 2010, as we continued to strengthen our market position by remaining true to our core competencies of delivering innovative, high performance and customer-focused life-science and analytical instruments,” said Frank Laukien, President and CEO of Bruker. “Our emphasis on product innovation, organic growth, disciplined acquisitions and operational excellence enabled us to deliver record revenues, operating income and earnings per share, significantly exceeding our full-year 2010 financial goals.”

He continued: “We see positive signs globally regarding spending by our industrial, biopharma, clinical and applied markets customers, and we remain confident that academic and government research budgets in most key countries will be stable or will grow in 2011.  With encouraging signs in our end markets, strong order momentum, record backlog and a continued focus on margin expansion and operational excellence, we expect to generate further improvements in our financial performance in 2011 and beyond.”

Financial Goals 2011

Bruker’s financial goals for the full year 2011 are:

•                  Currency-adjusted Bruker revenue growth of greater than 18%, to reach Bruker revenue of $1.55 billion to $1.57 billion,

•              BSI adjusted operating margin improvement of greater than 75 basis points,

•              BSI adjusted EPS of approximately $0.90 to $0.93,

•              BSI $0.46 of working capital per revenue dollar in 2011, a further improvement compared to $0.49 in 2010, and

•              maintaining a BSI RoIC of greater than 30% in 2011.

Medium-Term Financial Goals 2014

Our previous medium-term financial goals, which we had adopted in early 2009, targeted a 15% BSI adjusted operating margin by 2012.  As we now anticipate that BSI will exceed its 15% target one year earlier in 2011, we are establishing new medium-term financial targets for the full year 2014:

•                  Currency-adjusted revenue CAGR of greater than 10% in the years 2012 to 2014, to reach a Bruker revenue target of greater than $2 billion in 2014, and

•                  Average annual BSI adjusted operating margin expansion by 75-100 bps in the years 2012-2014, with a BSI adjusted operating margin target of greater than 18% in 2014.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including adjusted EPS, adjusted operating income and adjusted operating margin, which exclude acquisition-related and restructuring and other charges. We exclude the above items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. We believe that the use of non-GAAP measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts the company’s performance, especially when comparing such results to previous periods or forecasts.

For example:

We exclude certain acquisition-related charges or credits and associated tax effects, including charges for the sale of inventories revalued at the date of acquisition, significant transaction costs such as legal fees and credits associated with bargain purchases. We exclude these costs because we do not believe they are indicative of our normal operating costs.

We exclude charges and tax effects associated with restructuring and business divestiture activities, such as reducing overhead and consolidating facilities. We believe that the costs related to these restructuring and business divestiture activities are not indicative of our normal operating costs.

We exclude the expense and tax effects associated with the amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives of 3 to 10 years. Exclusion of these non-cash amortization expenses allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses.

We exclude certain gains/losses associated with significant tax audits or events which cannot be expected to occur with regularity or predictability and that we believe are not indicative of typical gains and losses.

We discuss the metric Return on Invested Capital (RoIC), which we deem important because RoIC is a measure which provides management with a means to analyze and improve our business by measuring profitability in relation to capital investments.  We calculate RoIC using adjusted operating income after tax, divided by average invested capital, which is the average of equity plus net debt, at the beginning and end of year.

Bruker’s management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the company’s core operating performance and comparing such performance to that of prior periods and to the performance of our competitors.  Such measures are also used by management in their financial and operating decision-making and for compensation purposes.

The non-GAAP financial measures of Bruker’s results of operations included in this press release are not meant to be considered superior to or a substitute for Bruker’s results of operations prepared in accordance with GAAP.  Reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables.

EARNINGS CONFERENCE CALL

Bruker Corporation will host an operator-assisted earnings conference call at 9:00 a.m. Eastern Time on Wednesday, February 23, 2011.  To listen to the webcast, investors can go to http://ir.bruker.com and click on the live web broadcast symbol.  The webcast will be available through the Company web site for 30 days.  Investors can also listen and participate on the telephone in the US and Canada by calling 800-688-0796, or +1-617-614-4070 outside the US and Canada.  Investors should refer to the Bruker Earnings Call.  A telephone replay of the conference call will be available one hour after the conference call by dialing 888-286-8010 in the US and Canada, or +1-617-801-6888 outside the US and Canada, and then entering replay pass code 24610364.  For more information, please visit http://ir.bruker.com

CAUTIONARY STATEMENT OF BRUKER CORPORATION

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including, but not limited to, risks and uncertainties relating to adverse changes in conditions in the global economy and volatility in the capital markets, the integration of businesses we have acquired or may acquire in the future, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing, competition, dependence on collaborative partners and key suppliers, capital spending and government funding policies, changes in governmental regulations, realization of anticipated benefits from economic stimulus programs, intellectual property rights, litigation, and exposure to foreign currency fluctuations and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2009, our most recent quarterly reports on Form 10-Q and our current reports on Form 8-K. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

CAUTIONARY STATEMENT OF BEST

This press release contains forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “continue” or other similar words.

These forward-looking statements are predictions, not guarantees. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to materially differ from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Risks and uncertainties that could cause actual results to differ materially from those projected, include, but are not limited to, the integration of businesses we have acquired or may acquire in the future, changing technologies, product development, the cost and pricing of our products, manufacturing, competition, dependence on collaborative partners and key suppliers, capital spending and government funding policies, changes in governmental regulations, intellectual property rights, litigation, and exposure to foreign currency fluctuations. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as guarantees of future events.

The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in millions, except per share amounts)	2010	2009	2010	2009
Revenues	$416.1	$366.4	$1,304.9	$1,114.5
Cost of revenues	219.0	180.9	698.9	595.9
Gross profit	197.1	185.5	606.0	518.6

Operating Expenses:
Selling, general and administrative	95.4	73.2	297.3	253.3
Research and development	44.9	34.6	141.4	126.4
Amortization of acquisition-related intangible assets	3.7	0.5	5.8	1.8
Other charges, net	1.5	1.0	5.8	0.4
Total operating expenses	145.5	109.3	450.3	381.9
Operating income	51.6	76.2	155.7	136.7

Interest and other income (expense), net	—	(3.0)	(5.6)	(7.6)

Income before income taxes and noncontrolling interest in consolidated subsidiaries	51.6	73.2	150.1	129.1
Income tax provision	21.6	29.6	53.3	48.1

Consolidated net income	30.0	43.6	96.8	81.0
Net income (loss) attributable to noncontrolling interests in consolidated subsidiaries	0.7	0.1	1.4	(0.2)
Net income attributable to Bruker Corporation	$29.3	$43.5	$95.4	$81.2

Net income per common share attributable to
Bruker Corporation shareholders:
Basic	$0.18	$0.27	$0.58	$0.50
Diluted	$0.18	$0.26	$0.58	$0.49

Weighted average common shares outstanding:
Basic	164.7	163.8	164.4	163.5
Diluted	166.1	165.2	165.7	164.9

Reconciliation of adjusted operating income, net income and earnings per share for the three and twelve months ended December 31, 2010 and 2009 (unaudited) (a) (b)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in millions, except per share amounts)	2010	2009	2010	2009
Reconciliation of Adjusted Operating Income
GAAP operating income (a)	$51.6	$76.2	$155.7	$136.7
Cost of revenues charges/(credits) (c)	5.5	(6.7)	7.2	(6.7)
Amortization of acquisition-related intangible assets (d)	3.7	0.5	5.8	1.8
Other charges (e)	4.3	1.0	8.6	0.4
Adjusted operating income	$65.1	$71.0	$177.3	$132.2
Adjusted operating margins	15.6%	19.4%	13.6%	11.9%

Reconciliation of Adjusted Net Income
GAAP net income (a)	$29.3	$43.5	$95.4	$81.2
Cost of revenues charges/(credits) (c)	5.3	(4.7)	6.9	(4.7)
Amortization of acquisition-related intangible assets (d)	3.4	0.4	5.3	1.6
Other charges (e)	7.3	1.0	11.1	0.4
Adjusted net income	$45.3	$40.2	$118.7	$78.5

Reconciliation of Adjusted Earnings Per Share
GAAP earnings per share (a)	$0.18	$0.26	$0.58	$0.49
Cost of revenues charges/(credits) (c)	0.03	(0.03)	0.04	(0.03)
Amortization of acquisition-related intangible assets (d)	0.02	—	0.03	0.01
Other charges (e)	0.04	0.01	0.07	—
Adjusted earnings per share	$0.27	$0.24	$0.72	$0.47

(a)	“GAAP” (reported) results were determined in accordance with U.S. generally accepted accounting principles (GAAP)
(b)

Adjusted results are non-GAAP measures and for income measures exclude certain charges to cost of revenues (see note c for details); amortization of acquisition-related intangible assets (see note d for details); restructuring and other charges (see note e for details); and the tax consequences of the preceding items

(c)

Reported results in 2010 include charges for the sale of inventories revalued at the date of acquisition. Reported results in 2009 contain a favorable impact for the recognition of a system in which a majority of costs were expensed in historical periods through research and development expense.

(d)	Reported results in 2010 and 2009 include charges for the amortization of acquisition-related intangible assets
(e)

Reported results within other charges in 2010 include $7.4 million of various costs incurred in connection with acquisitions, $1.0 million of charges associated with the divestiture of a manufacturing facility and $0.2 million of restructuring costs. Of these costs, approximately $4.3 million were incurred in the fourth quarter of 2010. Reported results within other charges in 2009 included a net loss of $0.2 million incurred in connection with the acquisition of ACCEL Instruments and $0.2 million of restructuring costs. Approximately $0.8 million of the acquisition charges and $0.2 million of the restructuring charges were incurred in the fourth quarter of 2009.

The charges described in notes c, d and e have been tax effected using enacted tax rates in the jurisdiction in which the charge was recorded. In addition, Reported results in the fourth quarter and full year 2010 included charges of $3.1 million associated with income taxes for historical periods under audit.

Reconciliation of BSI and BEST reportable segments to the consolidated results of Bruker Corporation for the three and twelve months ended December 31, 2010 and 2009 (unaudited) (a) (b)

		Bruker
	Bruker	Energy &	Corporate,	Consolidated
Segment Data	Scientific	Supercon	Adjustments	Bruker
(in millions, except per share amounts)	Instruments	Technologies	& Eliminations	Corporation
Three Months Ended December 31, 2010:
Revenue	$389.4	$29.3	$(2.6)	$416.1

Gross profit - GAAP	$191.7	$6.2	$(0.8)	$197.1
Cost of revenues charges (c)	5.5	—	—	5.5
Gross profit - adjusted	$197.2	$6.2	$(0.8)	$202.6
Gross profit margin - adjusted	50.6%	21.2%		48.7%

Operating income (loss) - GAAP	$52.0	$0.4	$(0.8)	$51.6
Cost of revenues charges (c)	5.5	—	—	5.5
Amortization of acquisition-related intangible assets (d)	3.7	—	—	3.7
Other charges (e)	4.3	—	—	4.3
Operating income (loss) - adjusted	$65.5	$0.4	$(0.8)	$65.1
Operating margin - adjusted	16.8%	1.4%		15.6%

Net income (loss) attributable to Bruker Corporation - GAAP	$31.7	$(1.9)	$(0.5)	$29.3
Cost of revenues charges (c)	5.3	—	—	5.3
Amortization of acquisition-related intangible assets (d)	3.4	—	—	3.4
Other charges (e)	7.3	—	—	7.3
Net income (loss) attributable to Bruker Corporation - adjusted	$47.7	$(1.9)	$(0.5)	$45.3

Diluted net income (loss) per common share attributable to Bruker Corporation - GAAP	$0.19	$(0.01)	$(0.00)	$0.18
Cost of revenues charges (c)	0.03	—	—	0.03
Amortization of acquisition-related intangible assets (d)	0.02	—	—	0.02
Other charges (e)	0.04	—	—	0.04
Diluted net income (loss) per common share attributable to Bruker Corporation - adjusted	$0.28	$(0.01)	$(0.00)	$0.27

Weighted average shares outstanding:	166.1	164.7	164.7	166.1

Three Months Ended December 31, 2009:

Revenue	$346.2	$23.8	$(3.6)	$366.4

Gross profit - GAAP	$183.0	$2.8	$(0.3)	$185.5
Cost of revenues credits (c)	(6.7)	—	—	(6.7)
Gross profit - adjusted	$176.3	$2.8	$(0.3)	$178.8
Gross profit margin - adjusted	50.9%	11.8%		48.8%

Operating income (loss) - GAAP	$78.3	$(2.0)	$(0.1)	$76.2
Cost of revenues credits (c)	(6.7)	—	—	(6.7)
Amortization of acquisition-related intangible assets (d)	0.4	0.1	—	0.5
Other charges, net (e)	0.2	0.8	—	1.0
Operating income (loss) - adjusted	$72.2	$(1.1)	$(0.1)	$71.0
Operating margin - adjusted	20.9%	(4.6)%		19.4%

Net income (loss) attributable to Bruker Corporation - GAAP	$45.5	$(1.9)	$(0.1)	$43.5
Cost of revenues credits (c)	(4.7)	—	—	(4.7)
Amortization of acquisition-related intangible assets (d)	0.3	0.1	—	0.4
Other charges, net (e)	0.2	0.8	—	1.0
Net income (loss) attributable to Bruker Corporation - adjusted	$41.3	$(1.0)	$(0.1)	$40.2

Diluted net income (loss) per common share attributable to Bruker Corporation - GAAP	$0.27	$(0.01)	$(0.00)	$0.26
Cost of revenues credits (c)	(0.03)	—	—	(0.03)
Amortization of acquisition-related intangible assets (d)	—	—	—	—
Other charges, net (e)	—	0.01	—	0.01
Diluted net income (loss) per common share attributable to Bruker Corporation - adjusted	$0.24	$(0.00)	$(0.00)	$0.24

Weighted average shares outstanding:	165.2	163.8	163.8	165.2

		Bruker
	Bruker	Energy &	Corporate,	Consolidated
Segment Data	Scientific	Supercon	Adjustments	Bruker
(in millions, except per share amounts)	Instruments	Technologies	& Eliminations	Corporation
Twelve Months Ended December 31, 2010:

Revenue	$1,225.1	$90.5	$(10.7)	$1,304.9

Gross profit - GAAP	$591.7	$16.6	$(2.3)	$606.0
Cost of revenues charges (c)	7.2	—	—	7.2
Gross profit - adjusted	$598.9	$16.6	$(2.3)	$613.2
Gross profit margin - adjusted	48.9%	18.3%		47.0%

Operating income (loss) - GAAP	$160.5	$(2.6)	$(2.2)	$155.7
Cost of revenues charges (c)	7.2	—	—	7.2
Amortization of acquisition-related intangible assets (d)	5.5	0.3	—	5.8
Other charges (e)	8.6	—	—	8.6
Operating income (loss) - adjusted	$181.8	$(2.3)	$(2.2)	$177.3
Operating margin - adjusted	14.8%	(2.5)%		13.6%

Net income (loss) attributable to Bruker Corporation - GAAP	$103.4	$(6.4)	$(1.6)	$95.4
Cost of revenues charges (c)	6.9	—	—	6.9
Amortization of acquisition-related intangible assets (d)	5.0	0.3	—	5.3
Other charges (e)	11.1	—	—	11.1
Net income (loss) attributable to Bruker Corporation - adjusted	$126.4	$(6.1)	$(1.6)	$118.7

Diluted net income (loss) per common share attributable to Bruker Corporation - GAAP	$0.62	$(0.04)	$(0.00)	$0.58
Cost of revenues charges (c)	0.04	—	—	0.04
Amortization of acquisition-related intangible assets (d)	0.03	—	—	0.03
Other charges (e)	0.07	—	—	0.07
Diluted net income (loss) per common share attributable to Bruker Corporation - adjusted	$0.76	$(0.04)	$(0.00)	$0.72

Weighted average shares outstanding:	165.7	164.4	164.4	165.7

Twelve Months Ended December 31, 2009:

Revenue	$1,062.7	$59.8	$(8.0)	$1,114.5

Gross profit - GAAP	$508.9	$8.6	$1.1	$518.6
Cost of revenues credits (c)	(6.7)	—	—	(6.7)
Gross profit - adjusted	$502.2	$8.6	$1.1	$511.9
Gross profit margin - adjusted	47.3%	14.4%		45.9%

Operating income (loss) - GAAP	$141.7	$(6.3)	$1.3	$136.7
Cost of revenues credits (c)	(6.7)	—	—	(6.7)
Amortization of acquisition-related intangible assets (d)	1.4	0.4	—	1.8
Other charges, net (e)	0.2	0.2	—	0.4
Operating income (loss) - adjusted	$136.6	$(5.7)	$1.3	$132.2
Operating margin - adjusted	12.9%	(9.5)%		11.9%

Net income (loss) attributable to Bruker Corporation - GAAP	$87.2	$(6.9)	$0.9	$81.2
Cost of revenues credits (c)	(4.7)	—	—	(4.7)
Amortization of acquisition-related intangible assets (d)	1.2	0.4	—	1.6
Other charges, net (e)	0.2	0.2	—	0.4
Net income (loss) attributable to Bruker Corporation - adjusted	$83.9	$(6.3)	$0.9	$78.5

Diluted net income (loss) per common share attributable to Bruker Corporation - GAAP	$0.53	$(0.04)	$—	$0.49
Cost of revenues credits (c)	(0.03)	—	—	(0.03)
Amortization of acquisition-related intangible assets (d)	0.01	—	—	0.01
Other charges, net (e)	—	—	—	—
Diluted net income (loss) per common share attributable to Bruker Corporation - adjusted	$0.51	$(0.04)	$—	$0.47

Weighted average shares outstanding:	164.9	163.5	164.9	164.9

Bruker Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	December 31,	December 31,
(in millions)	2010	2009

ASSETS

Current assets:
Cash, cash equivalents and restricted cash	$233.3	$209.1
Accounts receivable, net	232.9	184.1
Inventories	511.0	422.8
Other current assets	73.9	57.8
Total current assets	1,051.1	873.8

Property, plant and equipment, net	233.7	223.4
Intangible and other long-term assets	265.0	75.1

Total assets	$1,549.8	$1,172.3

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings, including current portion of long-term debt	$214.4	$22.0
Accounts payable	64.0	49.8
Customer advances	242.2	219.2
Other current liabilities	310.9	249.5
Total current liabilities	831.5	540.5

Long-term debt	86.6	115.7
Other long-term liabilities	104.3	97.3

Total shareholders’ equity	527.4	418.8

Total liabilities and shareholders’ equity	$1,549.8	$1,172.3

FOR FURTHER INFORMATION:	Stacey Desrochers, Director of Investor Relations
Tel: +1 (978) 663-3660, ext. 1115
Email: stacey.desrochers@bruker.com